Exhibit 99.1

Airgain® Reports First Quarter 2023 Financial Results

San Diego, CA, May 11, 2023 – Airgain, Inc. (Nasdaq: AIRG), a leading provider of wireless connectivity solutions that creates and delivers embedded components, external antennas, and integrated systems across the globe, today reported financial results for the first quarter ended March 31, 2023.

“We are pleased with our execution in the first quarter in the face of difficult macroeconomic conditions,” said Airgain’s President and Chief Executive Officer, Jacob Suen. “We delivered quarterly sales of $16.4 million, and we announced several new products this past quarter. Our priorities are to deliver on our long-term strategy while achieving adjusted EBITDA profitability.”

First Quarter 2023 Financial Highlights

GAAP

•
Sales of $16.4 million
•
GAAP gross margin of 38.4%
•
GAAP operating expenses of $9.1 million
•
GAAP net loss of $2.9 million or $(0.28) per share

Non-GAAP

•
Non-GAAP gross margin of 39.1%
•
Non-GAAP operating expenses of $7.3 million
•
Non-GAAP net loss of $0.9 million or $(0.08) per shares
•
Adjusted EBITDA of $(0.7) million

First Quarter 2023 Financial Results

Sales for the first quarter of 2023 were $16.4 million, of which $8.4 million was generated from the enterprise market, $5.1 million from the consumer market, and $2.9 million from the automotive market. Sales decreased by 17.3%, or $3.4 million in the first quarter of 2023 compared to $19.9 million in the fourth quarter of 2022. Enterprise sales decreased from the fourth quarter of 2022 by $1.6 million driven by lower enterprise WiFi and industrial IoT product sales. Consumer sales declined from the fourth quarter of 2022 by $1.3 million, primarily due to demand softness. Automotive sales decreased $0.5 million from the fourth quarter of 2022. Sales for the first quarter of 2023 decreased by 6.2%, or $1.1 million from $17.5 million in the same quarter a year-ago due to lower sales of $0.9 million from the consumer market and $0.2 million from the enterprise market.

GAAP gross profit for the first quarter of 2023 was $6.3 million, compared to $5.9 million for the fourth quarter of 2022 and $7.2 million for the same quarter a year ago. Non-GAAP gross profit for the first quarter of 2023 was $6.4 million, compared to $6.1 million for the fourth quarter of 2022 and $7.3 million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP gross margin for the first quarter of 2023 was 38.4%, compared to 29.6% for the fourth quarter of 2022 and 40.8% for the same quarter a year ago. Non-GAAP gross margin for the first quarter of 2023 was 39.1% compared to 30.5% for the fourth quarter of 2022 and 41.4% for the same quarter a year ago. The sequential gross margin increase was primarily due to an inventory charge related to the AirgainConnect HPUE product in the fourth quarter of 2022 and a higher enterprise market margin in the first quarter of 2023 (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP operating expenses for the first quarter of 2023 was $9.1 million, compared to $9.2 million for the fourth quarter of 2022 and $9.6 million for the same quarter a year ago. Non-GAAP operating expenses for the first quarter of 2023 were $7.3 million compared to $7.2 million in the fourth quarter of 2022 and $7.7 million for the same quarter a year ago. The sequential operating expenses increase resulted from higher trade shows and travel expenses, partially offset by lower people costs (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

GAAP net loss for the first quarter of 2023 was $2.9 million or $(0.28) per share (based on 10.3 million shares), compared to a net loss of $3.2 million or $(0.31) per share (based on 10.2 million shares) for the fourth quarter of 2022 and a net loss of $2.5 million or $(0.25) per share (based on 10.1 million shares) for the same quarter a year ago. Non-GAAP net loss for the first quarter of 2023 was $0.9 million or $(0.08) per share (based on 10.3 million shares), compared to a non-GAAP net loss of $1.1 million or $(0.11) per share (based on 10.2 million shares) for the fourth quarter of 2022 and a non-GAAP net loss of $0.4 million or $(0.04) per share (based on 10.1 million shares) for the same quarter a year ago. The decrease in net loss compared to the fourth quarter of 2022 was primarily due to an HPUE inventory charge in the fourth quarter of 2022, and higher enterprise market gross margin in the first quarter of 2023, partially offsetting lower sales and higher operating expenses (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Adjusted EBITDA for the first quarter of 2023 was $(0.7) million, compared to $(0.9) million for the fourth quarter of 2022 and $(0.3) million for the same quarter a year ago (see note regarding "Use of Non-GAAP Financial Measures" below for further discussion of this non-GAAP measure).

Second Quarter 2023 Financial Outlook

GAAP

•
Sales are expected to be in the range of $15.7 million to $17.3 million, or $16.5 million at the midpoint
•
GAAP gross margin is expected to be in the range of 36.7% to 39.7%
•
GAAP operating expense is expected to be approximately $8.0 million
•
GAAP net loss per share is expected to be ($0.16) at the midpoint

Non-GAAP

•
Non-GAAP gross margin is expected to be in the range of 37.5% to 40.5%
•
Non-GAAP operating expense is expected to be approximately $6.4 million,
•
Non-GAAP net income per share is expected to be $0.00 at the midpoint
•
Adjusted EBITDA is expected to be $0.2 million at the midpoint

Our financial outlook for the three months ending June 30, 2023, including reconciliations of GAAP to non-GAAP measures can be found at the end of this press release.

Conference Call

Airgain, Inc. management will hold a conference call today Thursday, May 11, 2023, at 5:00 PM Eastern Time (2:00 PM Pacific Time) to discuss financial results for the first quarter ended March 31, 2023.

Airgain management will host the presentation, followed by a question and answer period.

Date: May 11, 2023

Time: 5:00 PM Eastern Time (2:00 PM Pacific Time)

Participant Dial-In: (877) 407-2988 or +1 (201) 389-0923

The conference call will be broadcast simultaneously and available here and for replay via the investor relations section of the company's website at investors.airgain.com.

For webcast access, please follow the below web address below to register for the conference call.

Registration: https://event.choruscall.com/mediaframe/webcast.html?webcastid=apml4mP8

A replay of the webcast will be available via the registration link after 8:00 PM Eastern Time on the same day until May 11, 2024.

About Airgain, Inc.

Airgain is a leading provider of wireless connectivity solutions that creates and delivers embedded components, external antennas, and integrated systems across the globe. Airgain simplifies wireless connectivity across a diverse set of devices and markets, from solving complex connectivity issues to speeding time to market to enhancing wireless signals. Our product offering includes three distinct sub-brands. Airgain Embedded represents our embedded modems, antennas, and development kits that are designed to help design teams bring connected products to market quickly. Airgain Integrated represents our fully integrated, off the shelf products, such as our asset trackers and AirgainConnect® platform, that help solve connectivity issues in an organization’s operating environment. Airgain Antenna+ represents our external antennas, such as our fleet and internet of things (IoT) antennas, that help enhance wireless signals in some of the harshest environments. Our mission is to connect the world through optimized integrated wireless solutions. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow Airgain on LinkedIn and Twitter.

Airgain, AirgainConnect, and the Airgain logo are trademarks or registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our second quarter 2023 financial outlook and overall long-term strategy and priorities. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; supply constraints and our customers' ability to obtain necessary components in our respective supply chains may negatively affect our sales and operating results; risks associated with the performance of our products, including bundled solutions with third-party products; our products are subject to intense competition and competitive pressures from existing and new companies may harm our business, sales, growth rates, and market share; risks associated with quality and timing in manufacturing our products and our reliance on third-party manufacturers; we may not be able to maintain strategic collaborations under which our bundled solutions are offered; the overall global supply shortage and logistics delays within the supply chain that our products are used in, as well as adversely affecting the general U.S. and global economic conditions and financial markets, and, ultimately, our sales and operating results; rising interest rates and inflation may adversely impact our margins, the supply chain and our customers’ sales, which may negatively affect our sales and operating results; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers, including our ability to transition to provide a more diverse solutions capability; we sell to customers who are price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a limited number of contract manufacturers to produce and ship all of our products, and our contract manufacturers rely on a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully or a failure of these parties to perform could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) attributable to common stockholders (non-GAAP net income (loss)), non-GAAP net income (loss) per (basic or diluted) share (non-GAAP EPS), non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin. We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock awards; interest income, net of interest expense offset by other expense; depreciation and amortization; change in the fair value of contingent consideration, acquisition-related expenses, severance and exit costs, amortization of inventory step-up and provision (benefit) for income taxes. In computing non-GAAP operating expense, we exclude stock-based compensation expense, amortization of intangibles, change in the fair value of contingent consideration, acquisition-related expenses and severance and exit costs. In computing non-GAAP gross profit and non-GAAP gross margin, we exclude stock-based compensation expense, amortization of inventory step-up and amortization of intangible assets. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash operating expenses; we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a considerable number of factors that are outside of our control and are not necessarily reflective of operational performance during a period.

Our non-GAAP measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP net income (loss), non-GAAP EPS, non-GAAP operating expense, non-GAAP gross profit and non-GAAP gross margin are not measurements of financial performance under GAAP and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. Reconciliations with specific adjustments to GAAP results and outlooks are provided at the end of this release.

Airgain Contact

Michael Elbaz

Chief Financial Officer

investors@airgain.com

Airgain Investor Contact

Matt Glover

Gateway Group, Inc.

+1 949 574 3860

AIRG@gatewayir.com

Airgain, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$9,839	$11,903
Trade accounts receivable, net	8,148	8,741
Inventories	4,481	4,226
Prepaid expenses and other current assets	1,729	2,284
Total current assets	24,197	27,154
Property and equipment, net	2,683	2,765
Leased right-of-use assets	2,022	2,217
Goodwill	10,845	10,845
Intangible assets, net	10,460	11,203
Other assets	216	216
Total assets	$50,423	$54,400
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,744	$6,507
Accrued compensation	871	2,874
Accrued liabilities and other	2,156	2,615
Short-term lease liabilities	889	904
Total current liabilities	10,660	12,900
Deferred tax liability	142	139
Long-term lease liabilities	1,321	1,536
Total liabilities	12,123	14,575
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock and additional paid-in capital, par value $0.0001, 200,000 shares authorized; 10,949 shares issued and 10,407 shares outstanding at March 31, 2023; and 10,767 shares issued and 10,226 shares outstanding at December 31, 2022.	112,615	111,282
Treasury stock, at cost: 541 shares at March 31, 2023 and December 31, 2022.	(5,364)	(5,364)
Accumulated deficit	(68,951)	(66,093)
Total stockholders’ equity	38,300	39,825
Total liabilities and stockholders’ equity	$50,423	$54,400

Airgain, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2023	2022
Sales	$16,444	$17,522
Cost of goods sold	10,126	10,366
Gross profit	6,318	7,156
Operating expenses:
Research and development	2,449	3,242
Sales and marketing	2,866	2,855
General and administrative	3,793	3,485
Total operating expenses	9,108	9,582
Loss from operations	(2,790)	(2,426)
Other expense (income):
Interest income, net	(18)	(5)
Other expense	4	15
Total other (income) expense	(14)	10
Loss before income taxes	(2,776)	(2,436)
Income tax expense (benefit)	82	85
Net loss	$(2,858)	$(2,521)
Net loss per share:
Basic	$(0.28)	$(0.25)
Diluted	$(0.28)	$(0.25)
Weighted average shares used in calculating loss per share:
Basic	10,266	10,130
Diluted	10,266	10,130

Airgain, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(2,858)	$(2,521)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	157	168
Impairment of fixed assets	—	8
Amortization of intangible assets	743	757
Stock-based compensation	981	1,241
Deferred tax liability	3	8
Changes in operating assets and liabilities:
Trade accounts receivable	593	2,578
Inventories	(255)	230
Prepaid expenses and other current assets	555	(175)
Other assets	—	7
Accounts payable	250	1,572
Accrued compensation	(1,109)	(735)
Accrued liabilities and other	(459)	943
Lease liabilities	(35)	71
Net cash (used in) provided by operating activities	(1,434)	4,152
Cash flows from investing activities:
Purchases of property and equipment	(89)	(128)
Net cash used in investing activities	(89)	(128)
Cash flows from financing activities:
Taxes paid for net share settlement of restricted stock units	(678)	—
Issuance of common stock, net	137	120
Net cash (used in) provided by financing activities	(541)	120
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,064)	4,144
Cash, cash equivalents, and restricted cash; beginning of period	12,078	14,686
Cash, cash equivalents, and restricted cash; end of period	$10,014	$18,830

Supplemental disclosure of non-cash investing and financing activities:
Operating lease liabilities resulting from right-of-use assets	$11	$197
Accrual of property and equipment	$13	$—

Cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$9,839	$18,655
Restricted cash included in prepaid expenses and other current assets and other assets long term	$175	175
Total cash, cash equivalents, and restricted cash	$10,014	$18,830

Airgain, Inc.

Sales by Target Market

(in thousands)

(unaudited)

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Consumer	$5,132	$6,416	$6,062
Enterprise	8,437	10,037	8,629
Automotive	2,875	3,436	2,831
Total sales	$16,444	$19,889	$17,522

Airgain, Inc.

Stock-Based Compensation Expense by Department

(in thousands)

(unaudited)

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Cost of goods sold	$15	$98	$13
Research and development	237	268	267
Sales and marketing	161	339	287
General and administrative	568	698	674
Total stock-based compensation expense	$981	$1,403	$1,241

Airgain, Inc. (in thousands) (unaudited)

Reconciliation of GAAP to non-GAAP Gross Profit

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Gross profit	$6,318	$5,880	$7,156
Stock-based compensation	15	98	13
Amortization of intangible assets	89	89	89
Non-GAAP gross profit	$6,422	$6,067	$7,258

Reconciliation of GAAP to non-GAAP Gross Margin

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Gross margin	38.4%	29.6%	40.8%
Stock-based compensation	0.1%	0.5%	0.1%
Amortization of intangible assets	0.6%	0.4%	0.5%
Non-GAAP gross margin	39.1%	30.5%	41.4%

Reconciliation of GAAP to non-GAAP Operating Expenses

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Operating expenses	$9,108	$9,157	$9,582
Stock-based compensation expense	(966)	(1,305)	(1,228)
Amortization of intangible assets	(654)	(668)	(668)
Severance and exit costs	(205)	—	—
Non-GAAP operating expenses	$7,283	$7,184	$7,686

Airgain, Inc.

(in thousands, except per share data)

(unaudited)

Reconciliation of GAAP to non-GAAP Net Income (Loss)

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net loss	$(2,858)	$(3,220)	$(2,521)
Stock-based compensation expense	981	1,403	1,241
Amortization of intangible assets	743	757	757
Severance and exit costs	205	—	—
Other (income) expense	(12)	(12)	7
Provision (benefit) for income taxes	82	(50)	85
Non-GAAP net income (loss) attributable to common stockholders	$(859)	$(1,122)	$(431)

Non-GAAP net income (loss) per share:
Basic	$(0.08)	$(0.11)	$(0.04)
Diluted	$(0.08)	$(0.11)	$(0.04)
Weighted average shares used in calculating non-GAAP net income (loss) per share:
Basic	10,266	10,225	10,130
Diluted	10,266	10,225	10,130

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net loss	$(2,858)	$(3,220)	$(2,521)
Stock-based compensation expense	981	1,403	1,241
Depreciation and amortization	900	930	925
Severance and exit costs	205	—	—
Other (income) expense	(12)	(12)	7
Provision (benefit) for income taxes	82	(50)	85
Adjusted EBITDA	$(702)	$(949)	$(263)

Q2-2023 Financial Outlook

Reconciliations of GAAP to Non-GAAP Gross Margin, Operating Expense, Net (Loss) Income, EPS and to Adjusted EBITDA
For the Three Months Ended June 30, 2023
(dollars in millions, except per share data)

Gross Margin Reconciliation:		Operating Expense Reconciliation:
GAAP gross margin	38.2%	GAAP operating expenses	$8.0
Stock-based compensation	0.3%	Stock-based compensation	(1.0)
Amortization	0.5%	Amortization	(0.6)
Non-GAAP gross margin	39.0%	Non-GAAP operating expenses	$6.4

Net (Loss) Income Reconciliation		Net (Loss) Income per Share Reconciliation(1):
GAAP net loss	$(1.8)	GAAP net loss per share	$(0.16)
Stock-based compensation	1.0	Stock-based compensation	0.09
Amortization	0.7	Amortization	0.07
Interest income, net	—	Interest income, net	—
Income tax expense	0.1	Income tax expense	—
Non-GAAP net income	$—	Non-GAAP net income per share	$—

Adjusted EBITDA Reconciliation
GAAP net loss	$(1.8)
Stock-based compensation	1.0
Depreciation and amortization	0.9
Interest income, net	—
Income tax expense	0.1
Adjusted EBITDA	$0.2

(1) Amounts are based on 10.5 million basic and 10.9 million diluted weighted average shares outstanding